UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 17, 2017

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Star Gold Corp.

(Name of Small Business issuer in its charter)

Nevada	000-52711	27-0348508
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

611 E. Sherman Ave.

Coeur d’Alene ID 83814

(Address of principal executive offices)

208- 644-5066

(Registrant’s telephone number)

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Item 3.02 Unregistered Sales of Equity Securities

On October 17, 2017, Star Gold Corp. (“Star Gold” or the “Company”) closed a private placement in which it issued a total of 10,798,849 Units at $.10 per Unit to 34 investors (the “Offering”).  Each Unit consists of two (2) shares of common stock and one (1) warrant to purchase an additional share of common stock at an exercise price of $.15 per share.  The Offering raised a total of $1,079,884.90.  Pursuant to the Offering, the Company will issue 21,597,698 shares of common stock, and 10,798,849 warrants which will be exercisable into an additional 10,798,849 shares of common stock.  The Warrants expire thirty-six (36) months from their issuance date.  Shares were issued in reliance on Section 4(2) of the Securities Act of 1933 (the “Act”) and Rule 506 of Regulation D promulgated under the Act.

Star Gold Corp.

/s/ Kelly Stopher

Kelly Stopher

Chief Financial Officer

October 17, 2017